DRAFT


Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information, constituting parts of this Registration Statement on Form N-14 (the "Registration Statement"), of our report dated December 16, 1998 relating to the October 31, 1998 financial statements and financial highlights of Morgan Grenfell Investment Trust (the "Trust") appearing in the October 31, 1998 Annual Report to Shareholders of the Trust, which is also incorporated by reference into the Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in the Trust's Statement of Additional Information dated March 1, 1999 and to the reference to us under the heading "Financial Highlights" in the Trust's Prospectus dated March 1, 1999, which Statement of Additional Information and Prospectus have been incorporated by reference into this Registration Statement.



PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
July 23, 1999